                                                                 EXHIBIT (e)(13)

                                                                 FILED
                          UNITED STATES DISTRICT COURT
                            DISTRICT OF CONNECTICUT        2004 JAN 13 P 3:14
                                                            03CV1437STIDDISM
                                                           US DISTRICT COURT
                                                             BRIDGEPORT CT


---------------------------------------- X
ESPERION THERAPEUTICS, INC.,             :   Case No.: 03:-CV-1437(SRU)
                                         :
         Plaintiff,                      :
                                         :
   -against-                             :
                                         :
DURUS LIFE SCIENCES MASTER               :
FUND, LTD, DURUS CAPITAL                 :
MANAGEMENT, LLC, DURUS CAPITAL           :
MANAGEMENT (N.A.), LLC AND SCOTT         :
SACANE,                                  :
                                         :
         Defendants.                     :   January 13, 2004
                                         :
---------------------------------------- X


                    STIPULATION OF DISMISSAL WITH PREJUDICE

         IT IS HEREBY STIPULATED AND AGREED, pursuant to F.R.C.P. 41(a)(l), by and among counsel for the parties hereto, that this action, and all claims asserted in this action, shall be and hereby are dismissed with prejudice and without costs to any party.

Dated: Stamford, Connecticut
       January 13, 2004

PLAINTIFF,                                   DEFENDANTS DURUS CAPITAL
ESPERION THERAPEUTICS, INC.                  MANAGEMENT, LLC, DURUS CAPITAL
                                             MANAGEMENT (N.A.), LLC and SCOTT
                                             SACANE

By: /s/ John F.X. Peloso, Jr.                By: /s/ Timothy G. Ronan
    ---------------------------------           --------------------------------
    John F.X. Peloso, Jr. (ct 02447)            Timothy G. Ronan (ct 06310)
    ROBINSON & COLE LLP                         PULLMAN & COMLEY, LLC
    695 East Main Street                        300 Atlantic Street
    P.O. Box 10305                              Stamford, CT 06901-3522
    Stamford, CT 06904-2305                     Telephone: (203) 324-5000
    Telephone: (203) 462-7500                   Facsimile: (203) 363-8659
    Facsimile: (203) 462-7599                   Email: tronan@pullcom.com
    Email: jpeloso@rc.com

    And                                         And

    Kevin T. Rover (ct 25397)                   Matthew S. Dontzin (ct 20032)
    Adrienne M. Ward (ct 25396)                 David A. Fleissig (ct 20034)
    MORGAN LEWIS & BOCKIUS                      THE DONTZIN LAW FIRM LLP
    101 Park Avenue                             6 East 81st Street
    New York, NY 10178                          New York, NY 10028

DEFENDANT DURUS LIFE SCIENCES
MASTER FUND LTD

By:  /s/ Patrick J. McHugh
     ----------------------------
     Patrick J. McHugh (ct 14072)
     FINN DIXON & HERLING LLP
     One Landmark Square, Suite 1400
     Stamford, CT 06901-2689
     Telephone: (203) 325-5000
     Facsimile: (203) 348-5777
     Email: pmchugh@fdh.com

     And

     Harry S. Davis (ct 09746)
     Matthew L. Craner (ct 25278)
     Nicole Vander Voort (ct 25280)
     SCHULTE ROTH & ZABEL LLP
     919 Third Avenue
     New York, NY 10022


                                             SO ORDERED

                                             /s/ Stefan R. Underhill  1/13/04
                                             ------------------------
                                               U.S.D.J.
                                             03CV1437ORDER

                                                   FILED
                                             2004 JAN 13 P 3:14
                                             US DISTRICT COURT
                                               BRIDGEPORT CT